Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238699 on Form S-3 and Registration Statement Nos. 333-219982 and 333-253826 on Form S-8 of our report dated March 12, 2020, relating to the financial statements of Venator Materials PLC appearing in this Annual Report on Form 20- F for the year ended December 31, 2021.
/s/ Deloitte LLP
Leeds, United Kingdom
February 22, 2022